                                          GENERAL DISTRIBUTOR'S AGREEMENT

                                                      BETWEEN

                                         OPPENHEIMER TRANSITION 2020 FUND

                                                        AND

                                        OPPENHEIMERFUNDS DISTRIBUTOR, INC.

Date: June 15, 2006

OPPENHEIMERFUNDS DISTRIBUTOR, INC.
Two World Financial Center
225 Liberty Street
New York, New York 10281-1008

Dear Sirs:

     OPPENHEIMER  TRANSITION  2020 FUND,  a  Massachusetts  business  trust (the
"Fund"), is registered as an investment company under the Investment Company Act of 1940 (the "1940  Act"),  consisting  of an  indefinite  number of one or more classes of its shares of beneficial  interest (the "Shares"),  which shares have been registered  under the Securities Act of 1933 (the "1933 Act") to be offered for sale to the public in a continuous  public  offering in accordance  with the terms and  conditions  set forth in the  Prospectus  and Statement of Additional
Information  ("SAI")  included in the Fund's  Registration  Statement  as may be amended from time to time (the "current Prospectus and/or SAI").

     In  this  connection,  the  Fund  desires  that  your  firm  (the  "General
Distributor")  act in a principal  capacity as General  Distributor for the sale and  distribution of Shares which have been registered as described above and of any  additional  Shares  which may  become  registered  during  the term of this
Agreement. You have advised the Fund that you are willing to act as such General
Distributor, and it is accordingly agreed by and between us as follows:

     1. Appointment of the Distributor. The Fund hereby appoints you as the sole
General Distributor, pursuant to the aforesaid continuous public offering of its
Shares,  and the Fund further agrees from and after the date of this  Agreement, that it will  not,  without  your  consent,  sell or agree  to sell  any  Shares otherwise  than through you,  except (a) the Fund may itself sell shares without sales charge as an investment  to the  officers,  trustees or directors and bona fide present and former full-time  employees of the Fund, the Fund's  Investment
Adviser and affiliates thereof, and to other investors who are identified in the current Prospectus and/or SAI as having the privilege to buy Shares at net asset value; (b) the Fund may issue shares in connection with a merger,  consolidation or acquisition  of assets on such basis as may be authorized or permitted  under the 1940 Act;  (c) the Fund may issue shares for the  reinvestment  of dividends and other  distributions  of the Fund or of any other Fund if  permitted  by the current  Prospectus  and/or SAI; and (d) the Fund may issue shares as underlying securities of a unit investment  trust if such unit investment trust has elected to use Shares as an underlying  investment;  provided that in no event as to any of the  foregoing  exceptions  shall  Shares be issued and sold at less than the then-existing net asset value.

     2. Sale of Shares. You hereby accept such appointment and agree to use your best efforts to sell Shares, provided,  however, that when requested by the Fund at any time  because  of market or other  economic  considerations  or  abnormal circumstances  of any kind, or when agreed to by mutual  consent of the Fund and the  General  Distributor,  you will  suspend  such  efforts.  The Fund may also withdraw the offering of Shares at any time when  required by the  provisions of any  statute,  order,  rule  or  regulation  of  any  governmental  body  having jurisdiction.  It is  understood  that you do not  undertake  to sell all or any specific number of Shares.

     3.  Sales  Charge.  Shares  shall be sold by you at net asset  value plus a front-end  sales charge not in excess of 8.5% of the offering  price,  but which front-end sales charge shall be proportionately reduced or eliminated for larger sales and under other circumstances,  in each case on the basis set forth in the current  Prospectus  and/or SAI. The  redemption  proceeds of shares offered and sold at net asset value with or without a front-end  sales charge may be subject to a contingent deferred sales charge ("CDSC") under the circumstances described in the current  Prospectus  and\or  SAI.  You may  reallow  such  portion of the front-end  sales  charge to  dealers  or cause  payment  (which  may  exceed the front-end  sales charge,  if any) of commissions to brokers  through which sales are made,  as you may  determine,  and you may pay such  amounts to dealers  and brokers on sales of shares  from your own  resources  (such  dealers and brokers shall  collectively  include all  domestic or foreign  institutions  eligible to offer and sell the  Shares),  and in the event the Fund has more than one Series or class of Shares  outstanding,  then you may impose a front-end  sales  charge and/or a CDSC on Shares of one  Series or one class that is  different  from the charges imposed on Shares of the Fund's other Series or class(es),  in each case as set forth in the current  Prospectus and/or SAI, provided the front-end sales charge and CDSC to the ultimate  purchaser do not exceed the  respective  levels set forth for such category of purchaser in the current Prospectus and/or SAI.

4.       Purchase of Shares.

     (a) As  General  Distributor,  you shall have the right to accept or reject orders for the purchase of Shares at your discretion.  Any  consideration  which you may receive in connection  with a rejected  purchase  order will be returned promptly.

     (b) You agree promptly to issue or to cause the duly appointed  transfer or shareholder  servicing agent of the Fund to issue as your agent confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the
Fund.  The  net  asset  value  of all  Shares  which  are  the  subject  of such confirmations,  computed in accordance with the applicable  rules under the 1940
Act,  shall be a  liability  of the General  Distributor  to the Fund to be paid promptly  after  receipt of payment  from the  originating  dealer or broker (or investor,  in the case of direct  purchases) and not later than eleven  business days after such confirmation even if you have not actually received payment from the  originating  dealer or broker,  or investor.  In no event shall the General
Distributor make payment to the Fund later than permitted by applicable rules of the National Association of Securities Dealers, Inc.

     (c) If  the  originating  dealer  or  broker  shall  fail  to  make  timely settlement of its purchase  order in  accordance  with  applicable  rules of the
National Association of Securities Dealers, Inc., or if a direct purchaser shall fail to make good  payment  for  shares in a timely  manner,  you shall have the right to cancel  such  purchase  order and, at your  account  and risk,  to hold responsible the originating dealer or broker, or investor. You agree promptly to reimburse the Fund for losses  suffered by it that are  attributable to any such cancellation,  or to errors on your part in  relation to the  effective  date of accepted  purchase  orders,  limited  to the  amount  that  such  losses  exceed contemporaneous  gains  realized  by the Fund for  either of such  reasons  with respect to other purchase orders.

     (d) In the  case of a  canceled  purchase  for the  account  of a  directly purchasing shareholder,  the Fund agrees that if such investor fails to make you whole for any loss you pay to the Fund on such canceled purchase order, the Fund will  reimburse  you for such  loss to the  extent of the  aggregate  redemption proceeds of any other shares of the Fund owned by such investor,  on your demand that the Fund  exercise its right to claim such  redemption  proceeds.  The Fund shall  register or cause to be registered all Shares sold to you pursuant to the provisions hereof in such names and amounts as you may request from time to time and the Fund  shall  issue or cause to be issued  certificates  evidencing  such
Shares for  delivery to you or pursuant to your  direction  if and to the extent that the  shareholder  account in  question  contemplates  the  issuance of such certificates.  All Shares,  when so issued and paid for, shall be fully paid and non-assessable  by the Fund (which shall not prevent the  imposition of any CDSC that may apply) to the extent set forth in the current Prospectus and/or SAI.

5.       Repurchase of Shares.

     (a) In  connection  with the  repurchase  of Shares,  you are appointed and shall act as Agent of the Fund.  You are  authorized,  for so long as you act as
General  Distributor  of the  Fund,  to  repurchase,  from  authorized  dealers, certificated  or  uncertificated  shares of the Fund  ("Shares") on the basis of orders  received  from each dealer  ("authorized  dealer") with which you have a dealer agreement for the sale of Shares and permitting resales of Shares to you, provided that such authorized  dealer, at the time of placing such resale order, shall  represent  (i) if such Shares are  represented  by  certificate(s),  that certificate(s) for the Shares to be repurchased have been delivered to it by the registered  owner with a request for the  redemption of such Shares  executed in the manner  and with the  signature  guarantee  required  by the  then-currently effective  prospectus  of the Fund,  or (ii) if such Shares are  uncertificated, that the  registered  owner(s)  has  delivered  to the dealer a request  for the redemption  of such  Shares  executed  in the  manner  and  with  the  signature guarantee required by the then-currently effective prospectus of the Fund.

     (b) You  shall (a) have the  right in your  discretion  to accept or reject orders for the repurchase of Shares; (b) promptly transmit  confirmations of all accepted  repurchase orders; and (c) transmit a copy of such confirmation to the
Fund,  or,  if so  directed,  to any  duly  appointed  transfer  or  shareholder servicing  agent of the Fund.  In your  discretion,  you may  accept  repurchase requests  made by a  financially  responsible  dealer  which  provides  you with indemnification  in form satisfactory to you in consideration of your acceptance of such dealer's request in lieu of the written  redemption request of the owner of the account;  you agree that the Fund shall be a third party  beneficiary  of such indemnification.

     (c) Upon receipt by the Fund or its duly appointed  transfer or shareholder servicing agent of any  certificate(s)  (if any has been issued) for repurchased
Shares and a written  redemption  request  of the  registered  owner(s)  of such
Shares  executed in the manner and bearing the signature  guarantee  required by the then-currently effective Prospectus or SAI of the Fund, the Fund will pay or cause its duly appointed transfer or shareholder servicing agent promptly to pay to the  originating  authorized  dealer the redemption  price of the repurchased
Shares (other than  repurchased  Shares subject to the provisions of part (d) of
Section 5 of this Agreement) next determined  after your receipt of the dealer's repurchase order.

     (d)  Notwithstanding  the  provisions  of  part  (c) of  Section  5 of this
Agreement,  repurchase  orders  received  from an  authorized  dealer  after the determination  of the Fund's  redemption  price on a regular  business  day will receive that day's redemption price if the request to the dealer by its customer to arrange such repurchase prior to the  determination of the Fund's  redemption price that day complies with the requirements  governing such requests as stated
in the current Prospectus and/or SAI.

     (e) You will make every reasonable effort and take all reasonably available measures to assure the accurate  performance  of all services to be performed by you  hereunder  within  the  requirements  of any  statute,  rule or  regulation pertaining to the redemption of shares of a regulated investment company and any requirements  set forth in the then-current  Prospectus  and/or SAI of the Fund.
You shall correct any error or omission made by you in the  performance  of your duties  hereunder  of which you shall have  received  notice in writing  and any necessary  substantiating  data;  and you shall hold the Fund  harmless from the effect of any errors or omissions which might cause an over- or under-redemption of the Fund's Shares and/or an excess or non-payment of dividends, capital gains distributions, or other distributions.

     (f) In the event an authorized  dealer  initiating a repurchase order shall fail to make  delivery or  otherwise  settle such order in  accordance  with the rules of the National  Association of Securities  Dealers,  Inc., you shall have the right to cancel such repurchase order and, at your account and risk, to hold responsible  the  originating  dealer.  In the event that any  cancellation of a
Share  repurchase  order or any error in the timing of the acceptance of a Share repurchase  order shall result in a gain or loss to the Fund, you agree promptly to  reimburse  the  Fund  for any  amount  by  which  any  losses  shall  exceed then-existing gains so arising.

     6.  1933 Act  Registration.  The Fund  has  delivered  to you a copy of its current Prospectus and SAI. The Fund agrees that it will use its best efforts to continue the effectiveness of the Registration Statement under the 1933 Act. The
Fund  further  agrees to prepare  and file any  amendments  to its  Registration
Statement as may be necessary and any supplemental  data in order to comply with the 1933 Act. The Fund will furnish you at your expense with a reasonable number of  copies  of the  Prospectus  and SAI and any  amendments  thereto  for use in connection with the sale of Shares.

     7. 1940 Act  Registration.  The Fund has already  registered under the 1940
Act as an investment company,  and it will use its best efforts to maintain such registration and to comply with the requirements of the 1940 Act.

     8. State Blue Sky Qualification.  At your request,  the Fund will take such steps as may be  necessary  and  feasible to qualify  Shares for sale in states, territories or dependencies of the United States, the District of Columbia,  the
Commonwealth  of Puerto Rico and in foreign  countries,  in accordance  with the laws thereof, and to renew or extend any such qualification;  provided, however, that the Fund  shall  not be  required  to  qualify  shares or to  maintain  the
qualification  of  shares  in  any   jurisdiction   where  it  shall  deem  such
qualification disadvantageous to the Fund.

9.       Duties of Distributor You agree that:

     (a)  Neither  you nor any of your  officers  will  take  any  long or short position  in the  Shares,  but this  provision  shall  not  prevent  you or your officers from acquiring Shares for investment purposes only;

     (b) You shall furnish to the Fund any pertinent  information required to be inserted  with respect to you as General  Distributor  within the purview of the
Securities Act of 1933 in any reports or registration  required to be filed with any governmental authority; and

     (c) You will not make any representations inconsistent with the information contained in the current Prospectus and/or SAI.

     (d) You shall  maintain such records as may be reasonably  required for the
Fund or its transfer or  shareholder  servicing  agent to respond to shareholder requests or  complaints,  and to permit the Fund to maintain  proper  accounting records,  and you shall make such records available to the Fund and its transfer agent or shareholder servicing agent upon request.

     (e)  In  performing  under  this  Agreement,  you  shall  comply  with  all requirements  of the Fund's  current  Prospectus  and/or SAI and all  applicable laws, rules and regulations with respect to the purchase,  sale and distribution of Shares.

     10.  Allocation of Costs.  The Fund shall pay the cost of  composition  and printing of sufficient copies of its Prospectus and SAI as shall be required for periodic  distribution to its shareholders and the expense of registering Shares for sale under  federal  securities  laws.  You shall pay the expenses  normally attributable  to the  sale  of  Shares,  other  than as paid  under  the  Fund's
Distribution  Plan  under  Rule  12b-1 of the 1940  Act,  including  the cost of printing and mailing of the Prospectus  (other than those  furnished to existing shareholders)  and any sales  literature  used by you in the public  sale of the
Shares and for  registering  such shares  under state blue sky laws  pursuant to paragraph 8.

     11.  Duration.  This Agreement  shall take effect on the date first written above, and shall supersede any and all prior General Distributor's Agreements by and among the Fund and you. Unless earlier  terminated  pursuant to paragraph 12 hereof,  this Agreement  shall remain in effect until two years from the date of execution  hereof,  and  hereinafter  will continue in effect from year to year, provided that such continuance shall be specifically approved at least annually:
(a) by the  Fund's  Board of  Trustees  or by vote of a  majority  of the voting securities of the Fund;  and (b) by the vote of a majority of the Trustees,  who are not parties to this  Agreement  or  "interested  persons" (as defined in the
1940 Act) of any such person, cast in person at a meeting called for the purpose of voting on such approval.

     12.  Termination  This  Agreement  may be  terminated  (a)  by the  General
Distributor  at any time without  penalty by giving sixty days'  written  notice
(which  notice may be waived by the Fund);  (b) by the Fund at any time  without penalty upon sixty days' written notice to the General Distributor (which notice may be waived by the General Distributor);  or (c) by mutual consent of the Fund and the General Distributor, provided that such termination by the Fund shall be directed  or approved by the Board of Trustees of the Fund or by the vote of the holders of a majority of the outstanding  voting  securities of the Fund. In the event this Agreement is terminated by the Fund, the General Distributor shall be entitled to be paid the CDSC under paragraph 3 hereof on the redemption proceeds of Shares sold prior to the effective date of such termination.

     13.  Assignment.  This  Agreement  may not be amended or changed  except in writing and shall be binding  upon and shall enure to the benefit of the parties hereto and their  respective  successors;  however,  this Agreement shall not be assigned by either party and shall automatically terminate upon assignment.

     14.   Disclaimer  of  Shareholder   Liability.   The  General   Distributor
understands and agrees that the obligations of the Fund under this Agreement are not binding upon any Trustee or  shareholder  of the Fund  personally,  but bind only the Fund and the Fund's property;  the General Distributor  represents that it has notice of the provisions of the  Declaration of Trust,  as may be amended or restated from time to time, of the Fund  disclaiming  trustee and shareholder liability for acts or obligations of the Fund.

     15.  Section  Headings  The  headings  of each  section is for  descriptive purposes  only, and such headings are not to be construed or interpreted as part of this Agreement.

     If the foregoing is in accordance with your  understanding,  so indicate by signing in the space provided below.

                           Oppenheimer Transition 2020 Fund

                                /s/ Robert G. Zack
                            By: ____________________________________
                                 Robert G. Zack
                                 Secretary

Accepted:

OppenheimerFunds Distributor, Inc.

       /s/ James H. Ruff
By: _________________________________
         James H. Ruff, President